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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2001

ebix.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-15946	77-0021975
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 E. Golf Road, Schaumburg, Illinois		60173
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (847) 789-3047

Item 5. Other Events.

    On June 28, 2001, ebix.com, Inc. (the "Company") was notified by the Nasdaq Stock Market ("Nasdaq") that a Nasdaq Listing Qualifications Panel (the "Panel") determined to continue the listing of the Company's common stock on the Nasdaq SmallCap Market (the "Market"). This determination was subject to a requirement that, on or before July 13, 2001, the Company make a filing with the Securities and Exchange Commission and Nasdaq containing a May 31, 2001 balance sheet, with pro forma adjustments for any significant events occurring on or before the filing date, evidencing either stockholders' equity of at least $3,000,000 or net tangible assets of at least $3,250,000. In accordance therewith, the Company is filing with this Current Report on Form 8-K its May 31, 2001 unaudited consolidated balance sheet (the "Pro Forma Balance Sheet"), with pro forma adjustments for the second closing under the Company's agreement with BRiT Insurance Holdings PLC ("BRiT"). Pursuant to this second closing, BRiT invested $4,200,000 in cash in the Company, completing BRiT's $7,000,000 total cash investment in the Company.

    The Pro Forma Balance Sheet, which is attached hereto as Exhibit 99.1 and incorporated herein, shows total stockholders' equity of $3,612,000 and net tangible assets of $3,379,000, both in excess of the standards set forth by the Panel. Furthermore, the Company believes that it is otherwise in compliance with all requirements for continued listing on the Market. Therefore, the Company expects that its common stock will continue trading on the Market.

    On July 2, 2001, the Company issued a press release announcing the Panel's determination, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein.

Item 7. Financial Statements, Pro Forma

  Financial Information and Exhibits.

(c)	Exhibits
	99.1	Unaudited Pro Forma Consolidated Balance Sheet of the Company as of May 31, 2001.
	99.2	Press Release of the Company dated July 2, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ebix.com, Inc.
Dated: July 11, 2001	By:	/s/ RICHARD J. BAUM Richard J. Baum Senior Vice President—Finance and Administration, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Unaudited Pro Forma Consolidated Balance Sheet of the Company as of May 31, 2001
99.2	Press Release of the Company dated July 2, 2001.

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma
  Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX